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                                                                     EXHIBIT 3.2

                             CARMIKE CINEMAS, INC.

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
         RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF
            5.5% SERIES A SENIOR CUMULATIVE CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK

                       PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


         Carmike Cinemas, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (the "Board of Directors"), in a duly convened meeting thereof on November 22, 1998, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

         WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation of the Corporation, to fix by resolution or resolutions the designation of each series of Preferred Stock of the Corporation (the "Preferred Stock") and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

         WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

         NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of Preferred Stock on the terms and with the provisions herein set forth:

                  1. Number of Shares; Designation. A total of 550,000 shares of Preferred Stock of the Corporation are hereby designated as 5.5% Series A Senior Cumulative Convertible Exchangeable Preferred Stock (the "Series A Preferred Stock").

                  2. Rank. The Series A Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the


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affairs of the Corporation, (x) rank senior and prior to the Class A Common
Stock, par value $.03 per share, of the Corporation ("Class A Common Stock") and the Class B Common Stock, par value $.03 per share, of the Corporation ("Class B Common Stock", and together with the Class A Common Stock, "Common Stock") and to all Junior Dividend Stock (as defined in Section 3(a)) and all Junior Liquidation Stock (as defined in Section 5(b)) and any other class or series of capital stock of the Corporation that by its terms ranks junior to the Series A Preferred Stock as to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, (y) rank on a parity with all Parity Dividend Stock (as defined in Section 3(a)) and all Parity Liquidation Stock (as defined in Section 5(b)), and (z) rank junior to all Senior Dividend Stock (as defined in Section 3(d)), and all Senior Liquidation Stock (as defined in Section 5(b)).

                  3. Dividends. (a)(i) The holders of the issued and outstanding shares of the Series A Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cumulative cash dividends at the annual rate per share of 5.5% (the "Base Rate") of the sum of
(x) the Liquidation Preference (defined in Section 5(a)) and (y) all unpaid dividends, if any, whether or not declared, from the date of issuance of the shares of Series A Preferred Stock (the "Closing Date") to the applicable dividend payment date. Dividends on shares of Series A Preferred Stock shall accumulate, whether or not declared, on a daily basis from the Closing Date and shall be payable initially on December 31, 1998 and then quarterly on each March 31, June 30, September 30, and December 31 thereafter (each, a "Dividend Payment Date"), except that if any Dividend Payment Date is not a business day then the Dividend Payment Date shall be on the first immediately succeeding business day (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in The City of New York). Dividends shall cease to accumulate in respect of Series A Preferred Stock on the Redemption Date or the Conversion Date for such shares, as the case may be, unless, in the case of a Redemption Date, the Corporation fails to pay the amounts necessary for such redemption or repurchase (including any unpaid dividends required to be paid at such time) or, in the case of a Conversion Date, the Corporation fails to deliver certificates representing Class A Common Stock issuable upon such conversion within three business days of the Conversion Date or to make any payment with respect to any unpaid dividends required to be paid at such time, as the case may be, in which cases dividends shall continue to accumulate from the Redemption Date or the Conversion Date, as the case may be, at a rate of 8.5% per annum (the "Default Dividend Rate") until such payment and/or delivery is made. If requested in writing by any holder not less than five days prior to any Dividend Payment Date, the Corporation shall pay the amount of any dividend so declared with respect to such Dividend Payment Date by means of wire transfer to an account specified by the holder in such notice.

                                    (ii)     All dividend payments paid with
                  respect to shares of Series A Preferred Stock shall be paid pro rata to the holders entitled thereto.

                                    (iii)    If any dividend payable on any
                  Dividend Payment Date, together with all unpaid dividends in respect of prior periods, is not declared and paid in full in cash on such Dividend Payment Date, as provided in Section 3(a)(i), then until such time as all accumulated and unpaid dividends have been declared and paid in full, shares of Series A Preferred Stock shall accumulate dividends at the


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                  Default Dividend Rate rather than the Base Rate (all such
                  dividends, "Default Dividends"). All references herein to "unpaid dividends" shall be deemed to include any unpaid Default Dividends.

                                    (iv)     Dividends to be paid on any
                  Dividend Payment Date shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on such record dates (each, a "Dividend Payment Record Date"), which shall be not more than 40 days nor fewer than 10 days preceding each Dividend Payment Date thereof, as shall be fixed by the Board of Directors of the Corporation. Default Dividends shall be declared and paid at any time as of which funds legally available therefor are available to the Corporation, without reference to any regular Dividend Payment Date, to the holders of record on such date, not exceeding 20 days nor fewer than 10 days preceding the date on which dividends in arrears will be paid, as may be fixed by the Board of Directors of the Corporation.

                                    v)       Holders of shares of the Series A
                  Preferred Stock shall be entitled to receive dividends in preference to and in priority over dividends upon the Common Stock and any other series or class of the Corporation's capital stock that ranks junior as to dividends to the Series A Preferred Stock (such stock, including the Common Stock "Junior Dividend Stock") and shall be on a parity as to dividends with any series or class of the Corporation's capital stock that does not rank senior or junior as to dividends with the Series A Preferred Stock ("Parity Dividend Stock"). The holders of shares of the Series A Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends (including Default Dividends), as herein provided.

                  (b) In the event (i) the aggregate amount of unpaid dividends at any time exceeds twice the amount that would otherwise be payable on a Dividend Payment Date assuming no arrearages from previous periods), or
(ii) the Corporation shall otherwise materially violate or be in material breach of any material provision hereof or any material provision of Article 9 or Article 10 of the Stock Purchase Agreement (as defined in Section 8(a)) and such violation or breach shall remain uncured for a period of 30 days after the Corporation becomes aware of or receives notice of such violation or breach, then, in addition to any other rights that may otherwise be available to holders of Series A Preferred Stock pursuant to this Certificate of Designations or the Restated Certificate of Incorporation of the Corporation, and notwithstanding any other provision of the Restated Certificate of Incorporation to the contrary, the total number of directors of the Corporation shall be increased by two, and the holders of Series A Preferred Stock, voting together as a single class, shall by affirmative vote of holders of a plurality of the total number of shares of Series A Preferred Stock voting thereon, be entitled to elect, at a meeting of such stockholders or by written consent in lieu thereof, to the Board of Directors of the Corporation two additional directors (the "Dividend Default Directors") (which directors shall be in addition to, and not in lieu of, any Purchaser Designees (as defined in the Stock Purchase Agreement) and which directors shall each be required to satisfy any qualifications existing under applicable law and shall be entitled to all rights of voting and participation as are directors of the Corporation generally), and shall be entitled, by affirmative vote of holders of a majority of the total number of shares of Series A Preferred Stock then outstanding or by written


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consent in lieu thereof, at any time to remove any director so elected. Any other provision of this Certificate of Designations or the Restated Certificate of Incorporation or By-Laws of the Corporation notwithstanding, no Dividend Default Director may be removed except in the manner provided for in this paragraph. Vacancies among the Dividend Default Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled at any time, but only by the affirmative vote of holders of a plurality of the total number of shares of Series A Preferred Stock then outstanding, voting together as a single class, or by written consent in lieu thereof, and any director so chosen shall hold office for a term expiring on the date the term of office of the director such newly-elected director shall have replaced would have expired. At any time during which the holders of Series A Preferred Stock are entitled to elect Dividend Default Directors, in the event the Corporation declares and pays in cash all theretofore unpaid Default Dividends and cures any failure, violation or breach referred to in clause (ii) above, then the term of any Dividend Default Director then in office shall be deemed to have expired as of the time such payment is made or breach is cured, and the total number of directors of the Corporation shall be reduced by the number of Dividend Default Directors then in office whose term shall have expired and the holders of Series A Preferred Stock shall cease to have any rights hereunder to elect Dividend Default Directors, in each case, unless and until one or more of the conditions specified in clauses (i) and
(ii) hereof shall recur.

                  (c) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Common Stock or other Junior Dividend Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Common Stock or other Junior Dividend Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Common Stock or other Junior Dividend Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Common Stock or other Junior Dividend Stock to the holders of Common Stock or other Junior Dividend Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Common Stock or other Junior Dividend Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Dividend Stock unless, all unpaid dividends (including Default Dividends) on the Series A Preferred Stock shall have been paid.

                  (d) If at any time the Corporation issues (in accordance with Section 8(c)(ii)) any class or series of capital stock ranking senior and prior to the Series A Preferred Stock with respect to the payment of dividends ("Senior Dividend Stock") and fails to pay or declare and set apart for payment accrued and unpaid dividends on such Senior Dividend Stock, in whole or in part, then (except to the extent allowed by the terms of the Senior Dividend Stock) no dividend paid in cash shall be paid or declared and set apart for payment on the Series A Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock shall have been paid or declared and set apart for payment, without interest. Except as provided in
Section 3(e) below, no dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless the Corporation has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, on the Series A Preferred Stock all unpaid dividends for all dividend payment periods terminating on or prior to the date of payment of such dividends. Except as provided in Section 3(e) below, no dividends


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paid in cash shall be paid or declared and set apart for payment on the Series
A Preferred Stock for any period unless the Corporation has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for such payment, on any Parity Dividend Stock all accrued and unpaid dividends for all dividend payment periods terminating on or prior to the date of payment of such dividends.

                  (e) If at any time the Corporation has failed to pay any unpaid dividends on any shares of Series A Preferred Stock on any Dividend Payment Date or on any Parity Dividend Stock on a stated payment date, as the case may be, the Corporation shall not:

                                    (i)      purchase any shares of the Series
                  A Preferred Stock or Parity Dividend Stock (except for a consideration payable in Common Stock or other Junior Dividend Stock) or redeem fewer than all of the shares of the Series A Preferred Stock and Parity Dividend Stock then outstanding except for (x) the repurchase or redemption of shares of the Series A Preferred Stock made pro rata among the holders of the shares of the Series A Preferred Stock then outstanding and (y) the repurchase or redemption made pro rata with respect to all shares of the Series A Preferred Stock and Parity Dividend Stock then outstanding so that the amounts repurchased or redeemed shall in all cases bear to each other the same ratio that, at the time of the repurchase or redemption, the aggregate Liquidation Preference of all of the Series A Preferred Stock and of the other Parity Dividend Stock then outstanding, respectively, bear to each other; or

                                    (ii)     permit any corporation or other
                  entity directly or indirectly controlled by the Corporation to purchase any Common Stock, Junior Dividend Stock, shares of the Series A Preferred Stock or Parity Dividend Stock, except to the same extent that the Corporation could purchase such shares.

                  Unless and until all unpaid dividends in respect of prior dividend payment periods on shares of the Series A Preferred Stock and any Parity Dividend Stock at the time outstanding have been paid in full, all dividends paid by the Corporation upon shares of the Series A Preferred Stock or Parity Dividend Stock shall be declared pro rata with respect to all shares of the Series A Preferred Stock and Parity Dividend Stock then outstanding, so that the amounts of any dividends declared on shares of the Series A Preferred Stock and on the Parity Dividend Stock shall in all cases bear to each other the same ratio that, at the time of the declaration, all unpaid dividends in respect of prior dividend payment periods on shares of the Series A Preferred Stock and the other Parity Dividend Stock, respectively, bear to each other.

                  4. Redemption. (a) (i) General. Except as provided in this Section 4, shares of the Series A Preferred Stock shall not be redeemable by the Corporation.

                                    (ii)     Optional Redemption. From and
                  after the date that is the third anniversary of the Closing Date, the Corporation, at its option, may within 45 days of any 150% Date (as defined below) redeem shares of Series A Preferred Stock, in whole or in part, in the sole discretion of the Board of Directors, to the extent it has funds legally available therefor, at the redemption price of 100% of the Liquidation Preference thereof, plus an amount equal to the unpaid dividends


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                  thereon, if any, whether or not declared, to the redemption date (each such date, a "Redemption Date"). A "150% Date" shall be any date as of which the Closing Price of the Class A Common Stock equals or exceeds 150% of the Conversion Price then in effect on at least 20 of the 30 trading days immediately preceding such date and as of such date. As used herein, the "Closing Price" of any security on any day means the last reported sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case on the New York Stock Exchange, Inc. (the "NYSE") or, if not listed or admitted to trading on such exchange, as listed or quoted on the American Stock Exchange ("AMEX") or The Nasdaq Stock Market, Inc.'s National Market ("Nasdaq"). No redemption shall be permitted pursuant to this subsection (ii) at any time during which the Class A Common Stock is not listed or admitted to trading on one of the NYSE, AMEX or Nasdaq.

                                    (iii)    Payment of Redemption Price. The
                  amount of the redemption price on any shares of Series A Preferred Stock redeemed, on any redemption provided for herein, whether allocable to the Liquidation Preference thereon or to any unpaid dividends to be paid on the shares of Series A Preferred Stock redeemed on such Redemption Date, shall be paid in cash.

                  (b) Not less than 15 days nor more than 45 days (such date as fixed by the Board of Directors of the Corporation is referred to herein as the "Redemption Record Date") prior to the date fixed for any redemption of shares of the Series A Preferred Stock pursuant to this Section 4, a notice specifying the time and place of the redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record on the Redemption Record Date of the shares of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each holder of record to surrender to the Corporation on the Redemption Date at the place designated in the notice such holder's certificate or certificates representing the number of shares specified in the notice of redemption. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon the redemption price of the shares, and any unpaid dividends thereon to the Redemption Date, shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (c) If a notice of redemption has been given pursuant to this Section 4 and if, on or before the Redemption Date, the funds necessary for such redemption (including all dividends on the shares of Series A Preferred Stock to be redeemed that will accumulate to the Redemption Date) shall have been set aside by the Corporation, separate and apart from its other


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funds, in trust for the pro rata benefit of the holders of the shares of Series
A Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares of Series A Preferred Stock have not been surrendered for cancellation, on the Redemption Date dividends shall cease to accumulate on the shares of the Series A Preferred Stock to be redeemed and the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the conversion rights provided in subsection (d) of this Section 4 and Section
6 below and the right to receive the monies payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares of Series A Preferred Stock evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any monies so set aside by the Corporation and unclaimed at the end of four years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price, without interest. Any interest accrued on funds so deposited shall belong to the Corporation and be paid thereto from time to time.

                  (d) If a notice of redemption has been given pursuant to this Section 4 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the business day immediately preceding the Redemption Date, give written notice to the Corporation pursuant to Section 6 below of the conversion of any or all of the shares to be redeemed held by the holder, then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section 6 below, whereupon any funds deposited by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 6 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall automatically and without further corporate action or notice be discharged from the trust.

                  (e) In every case of redemption of fewer than all of the outstanding shares of the Series A Preferred Stock pursuant to this Section 4, the shares to be redeemed shall be selected pro rata, provided that only whole shares shall be selected for redemption.

                  5. Liquidation. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive $100.00 per share (the "Liquidation Preference"), plus an amount equal to the unpaid dividends thereon, if any, whether or not declared, to the payment date.

                  (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Series A Preferred Stock (i) shall not be entitled to receive the Liquidation Preference of the shares held by them until payment in full or provision has been made for the payment of all claims of creditors of the Corporation and the liquidation preference of any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to redemption rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Senior Liquidation Stock" and together with the Senior Dividend Stock, the "Senior Stock"), plus accrued and unpaid dividends thereon, if any,


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whether or not declared, to the payment date, shall have been paid in full and (ii) shall be entitled to receive the Liquidation Preference of such shares held by them, plus unpaid dividends thereon, if any, whether or not declared, to the payment date, in preference to and in priority over any distributions upon the Common Stock and any other series or class of the Corporation's capital stock that ranks junior to the Series A Preferred Stock as to redemption rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Junior Liquidation Stock" and together with the Junior Dividend Stock, the "Junior Stock"). Upon payment in full of the Liquidation Preference (plus unpaid dividends thereon, if any, whether or not declared, to the payment date) to which the holders of shares of the Series A Preferred Stock are entitled, the holders of shares of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Preference (plus unpaid dividends thereon) payable to the holders of shares of the Series A Preferred Stock and the liquidation preference payable to the holders of any series or class of the Corporation's capital stock, outstanding on the date hereof or hereafter issued, that ranks on a parity with the Series A Preferred Stock as to redemption rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Parity Liquidation Stock" and together with the Parity Dividend Stock, the "Parity Stock"), the holders of all such shares shall share ratably in proportion to the full respective preferential amounts payable on such shares in any distribution.

                  (c) For the purposes of this Section 5, neither the sale of all or substantially all of the assets of the Corporation nor the consolidation or merger of the Corporation with or into any other entity shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, consolidation or merger shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                  6. Optional Conversion. (a) Holders of shares of Series A Preferred Stock may, at any time after the first anniversary of the Closing Date, convert shares of Series A Preferred Stock, unless previously redeemed, into a number of shares of Class A Common Stock calculated by dividing, for each share of Series A Preferred Stock to be converted, (1) the Liquidation Preference by (2) $25.00, subject to adjustment as described below in Section 6(f) (the "Conversion Price"). If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. In the case of shares of Series A Preferred Stock called for redemption, conversion rights shall expire at the close of business on the business day immediately preceding the Redemption Date. The holders of shares of Series A Preferred Stock that convert such shares into shares of Class A Common Stock shall be entitled to receive any unpaid dividends accumulating through the Conversion Date.

                  (b) Any holder of shares of Series A Preferred Stock electing to convert the shares or any portion thereof in accordance with
Section 6(a) above shall give written notice (a "Conversion Notice") to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. Promptly thereafter, the holder shall surrender the certificate or certificates of shares of Series A Preferred Stock to be


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

converted, duly endorsed, at the office of the Corporation or any transfer agent for such shares, or at such other place designated by the Corporation, provided that the Corporation shall at all times maintain an office or agency in The City of New York for such purposes. The Corporation shall, within three business days of receipt of such Conversion Notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares of Series A Preferred Stock that have been converted, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled (in the number(s) and denomination(s) designated by such holder), and the Corporation shall deliver to such holder a certificate or certificates for the number of shares of Series A Preferred Stock that such holder has not elected to convert. The conversion right with respect to any shares of Series A Preferred Stock shall be deemed to have been exercised at the date upon which the Conversion Notice is received by the Corporation (the "Conversion Date"), and the person or persons entitled to receive the Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock upon that date; provided, however, that nothing in this sentence shall relieve the Corporation of its obligation to deliver to the person or persons entitled to receive the Class A Common Stock issuable upon conversion certificates therefor (and the payment required by Section 6(d), if applicable), or its obligation, if any, to pay any dividends accumulating after the Conversion Date pursuant to
Section 3(a)(i) above.

                  (c) No fractional shares of Class A Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional share of Class A Common Stock otherwise issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price of the Class A Common Stock on the Conversion Date. In the absence of a Closing Price, the Board of Directors shall in good faith determine the current market price on such basis as it reasonably considers appropriate and such current market price shall be used to calculate the cash adjustment; provided that in no case shall such current market price be less than the Conversion Price then in effect.

                  (d) If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Common Stock upon the conversion or due upon the issuance of a new certificate or certificates for any shares of Series A Preferred Stock not converted. The holder, however, shall pay any such tax that is due because any such shares of the Class A Common Stock or of the Series A Preferred Stock are issued in a name other than the name of the holder.

                  (e) The Corporation shall at all times keep reserved out of its authorized but unissued Class A Common Stock a sufficient number of shares of Class A Common Stock to permit the conversion of all of the then-outstanding shares of Series A Preferred Stock. For the purposes of this
Section 6(e), the full number of shares of Class A Common Stock then issuable upon the conversion of all then-outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series A Preferred Stock were held by a single holder. The Corporation shall from time to time, in accordance with the laws of the State of Delaware and its Certificate of Incorporation, increase the authorized amount of its Class A Common Stock if at any time the authorized amount of its Class A Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series A Preferred Stock at the time outstanding. All shares of Class A Common Stock issued upon conversion of the shares of Series A Preferred Stock shall be validly issued, fully paid, nonassessable and free and clear of any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever (collectively, "Liens"), other than any such Liens imposed by the holder to whom such shares are issued or such person's creditors.

                  (f) The Conversion Price shall be subject to adjustment as follows:

                                    (i)      In case the Corporation shall (A)
                  pay a dividend on any class of its capital stock in shares of any class of Common Stock, (B) subdivide the outstanding shares of any class of Common Stock into a greater number of shares or (C) combine the outstanding shares of any class of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted by multiplying the Conversion Price at which the shares of Series A Preferred Stock were theretofore convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately following such action and of which the numerator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision or combination.


                                    (ii)     In case the Corporation
                  shall issue rights or warrants to any Person (including holders of its Common Stock) entitling such Person or Persons to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) per share of Class A Common Stock on the date of issuance, or in case the Corporation shall issue to any Person (including holders of its Common Stock) other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock deliverable upon conversion or exchange thereof less than the Current Market Price per share of Class A Common Stock on the date of issuance, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of the convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock offered for subscription or purchase, or issuable upon such conversion or exchange, and (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Class A Common Stock which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the Current Market Price per share of Class A Common Stock. Such adjustment shall be made whenever such convertible or exchangeable securities, rights or warrants are issued, and shall become effective immediately after the date of issuance of such securities. In the event the price per share of Common Stock deliverable upon exercise of any outstanding right or warrant to purchase or subscribe for Common Stock, or upon conversion or exchange of any securities convertible into or exchangeable for shares of Common Stock, is adjusted or amended to an amount less than the Current Market Price per share of Class A Common Stock as of the date of such adjustment or amendment, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided in the immediately preceding sentence as if such right, warrant or convertible or exchangeable security were newly issued by the Corporation on the date of such adjustment or amendment. The foregoing notwithstanding, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 6(f)(ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this
                  Section 6(f) after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants. No further adjustment shall be made upon exercise of any right, warrant, convertible security or exchangeable security if any adjustment shall have been made upon issuance of such security. As used herein, the "Current Market Price" for a given date shall mean the average of the Closing Price of the Common Stock as reported in The Wall Street Journal or other reputable financial news source, for the 20 consecutive trading days immediately preceding such date; provided, however, that with respect to options issued pursuant to duly adopted stock option or other plans of the Corporation pursuant to which options to purchase capital stock of the Corporation may be issued to employees and directors of the Corporation or of affiliates under the Corporation's control ("Corporation Option Plans"), each reference to "Current Market Price" in this subsection (ii) shall be deemed to be a reference to the current market price or fair market value of the Class A Common Stock or similar concept as such term or concept is used in the applicable Corporation Option Plan for determining the fair market value of such stock at the time of grant.

                                    (iii)    In case the Corporation shall pay
                  a dividend or make a distribution to all holders of any class of its Common Stock (including any dividend or distribution paid in connection with a consolidation or merger in which the Corporation is the continuing corporation) of any shares of capital stock of the Corporation or its subsidiaries (other than in shares of Common Stock) or evidences of its indebtedness or assets or cash (excluding dividends or distributions in connection with the liquidation, dissolution or winding up of the Corporation) or rights or warrants to subscribe for or purchase any of its securities or those of its subsidiaries or securities convertible or exchangeable for Common Stock (excluding those securities referred to in Section 6(f)(ii) above), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price thereafter shall be equal to the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of Class A Common Stock on the record date mentioned below less the then fair market value (as determined in good faith by the Board of Directors of the Corporation, which determination shall be conclusive) as of such record date of the cash, assets, evidences of indebtedness or securities so paid with respect to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Class A Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) so paid with respect to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of the Series A Preferred Stock shall have the right to receive the amount and kind of assets, evidences of indebtedness, or securities such holder would have received had such holder converted each such share of Series A Preferred Stock immediately prior to the record date for such dividend. Such adjustment shall be made whenever any such payment is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive the payment.

                                    (iv)     In case the Corporation shall
                  purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Current Market Price per share of such Common Stock on the date of such event, or in case the Corporation shall purchase, redeem or otherwise acquire other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock into which such security is convertible or exchangeable greater than the Current Market Price of a share of Class A Common Stock on the date of such event, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the Current Market Price per share of Class A Common Stock on the date of such event, and (y) the numerator shall be the Current Market Price per share of Class A Common Stock on the date of such event less the difference between (1) the consideration paid by the Corporation per share of Common Stock (or, in the case of securities convertible into or exchangeable for Common Stock, the consideration per share of Common Stock into which such security is convertible or exchangeable) purchased, redeemed or acquired in such event and (2) the Current Market Price per share of Class A Common Stock on the date of such event. Such adjustment shall be made whenever such Common Stock is issued or sold, and shall become effective immediately after the issuance or sale of such securities; provided, however, that no adjustment shall be made pursuant to this subsection (iv) if holders of a majority of the Series A Preferred Stock consent in advance to the event that would otherwise give rise to such adjustment occurring without such Conversion Price adjustment.

                           (v) In case the Corporation shall issue or sell any
                  shares of Common Stock at a price per share below the Current Market Price per share of Common Stock on the date the Corporation commits or agrees to such sale or issuance, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the sum of
                  (1) the number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock and
                  (2) the number of additional shares of Common Stock offered for sale or subject to issuance, and (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock and (2) the number of additional shares of Class A Common Stock which the aggregate offering price of the number of shares of Common Stock so offered or issued would purchase at the Current Market Price per share of Class A Common Stock. Such adjustment shall be made whenever such Common Stock is issued or sold, and shall become effective immediately after the issuance or sale of such securities; provided, however, that the provisions of this subparagraph shall not apply to (1) shares of Class A Common Stock issued upon conversion of shares of Series A Preferred Stock, (2) shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock, (3) shares of Class A Common Stock issued upon conversion of options issued or granted pursuant to Corporation Option Plans, or (4) shares of Common Stock issued in a bona fide public offering to or through a nationally recognized investment banking firm in which affiliates (as defined in the rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation (other than the Purchasers (as defined in the Stock Purchase Agreement (as defined below)) and Persons controlling the Purchasers) purchase less than 10% of the shares sold in such offering.

                                    (vi)     No adjustment in the Conversion
                  Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 6(f)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
                  Section 6(f) shall be made to the nearest cent.

                                    (vii)    In the event that at any time the
                  holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in
                  Section 6(f), and the other provisions
                  of this Section 6 with respect to the Common Stock shall apply on like terms to any such other shares.

                                    (viii)   Whenever the Conversion Price is
                  adjusted, as herein provided, the Corporation shall promptly file with the transfer agent for the Series A Preferred Stock, if any, a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof (each, a "Conversion Certificate") and promptly thereafter the Corporation shall cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of Series A Preferred Stock; provided that if there is no transfer agent for the Series A Preferred Stock, then the Corporation shall promptly send a copy of the Conversion Certificate to each holder of record by first class mail, postage pre-paid.

                                    (ix)     In case of any reclassification of
                  the Class A Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Class A Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series A Preferred Stock outstanding immediately prior thereto shall have the right thereafter, during the period such share of Series A Preferred Stock shall be convertible, to convert such share into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock of the Corporation into which a share of Series A Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. The Corporation, the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights and such rights shall be clearly provided for in the definitive transaction documents relating to such transaction. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
                  6. The provisions of this Section 6(f)(ix) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                                    (x)      In the event any Merger Event (as
                  defined below) is proposed or the Corporation enters into any agreement providing for a Merger Event, and the fair market value of the cash, securities and other property to be received by holders of shares of Class A Common Stock for each share of Class A Common Stock held, or into which shares of Class A Common Stock are to be converted in such event (the "Merger Event Consideration"), is less than the Conversion Price then in effect, then each holder of shares of Series A Preferred Stock may elect to cause all of such holders shares of Series A Preferred Stock to be converted into shares of Class A Common Stock effective immediately prior to the Merger Event on the basis of an adjusted Conversion Price equal to 99% of the aggregate fair market value of the Merger Event Consideration. The Corporation shall not engage in any Merger Event or permit any Merger Event to occur unless not less than 30 days prior to the proposed date of such Merger Event the Corporation shall have sent, by first class mail, postage prepaid, a notice to each holder of Series A Preferred Stock at such holder's address as it appears on the stock books of the Corporation, which notice shall:(i) describe the contemplated Merger Event and indicate the date on which the Merger Event is expected to be consummated; (ii) state the Merger Event Consideration; (iii) inform such holders of their right to effect a conversion pursuant to and in accordance with this subsection in connection with the proposed Merger Event; and (iv) state that holders electing not to convert pursuant to this subsection shall have the rights set forth in subsection (ix) above. The term "Merger Event" shall mean (1) any consolidation of the Corporation with, or merger of the Corporation into, any other entity, (2) any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of any class of Common Stock of the Corporation), (3) any sale or transfer of all or substantially all of the assets of the Corporation or (4) any compulsory share exchange pursuant to which share exchange the Class A Common Stock is to be converted into other securities, cash or other property, except, in each of cases
                  (1)-(4), for any such event in which the consideration to be received by holders of Class A Common Stock consists solely of shares of common stock of the acquiring or surviving corporation of such event, which common stock is listed or admitted to trading or quoted on the NYSE, AMEX or Nasdaq. For purposes of this subsection (x), the fair market value of any securities for which a Current Market Price is ascertainable shall be the Current Market Price for such security as of the relevant date, and the fair market value of all other securities and all other assets or property shall be determined in good faith by the Board of Directors of the Corporation.


                  (g) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of record of the Series A Preferred Stock a notice of the reduction at least 15 days before the date the reduced Conversion Price takes effect, stating the reduced Conversion Price and the period it will be in effect. A voluntary reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of paragraph 6(f) above.

                  7. Status of Shares. All shares of the Series A Preferred Stock that are at any time redeemed pursuant to Section 4, converted pursuant to Section 6 or exchanged pursuant to Section 10 and all shares of the Series A Preferred Stock that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors of the Corporation shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors of the Corporation as shares of any one or more other series.

                  8. Voting Rights. (a) Until expiration or termination of the waiting periods under the HSR Act applicable to the purchase of voting securities of the Corporation by the Purchasers (as defined in the Stock Purchase Agreement (as defined below)) or the receipt of any necessary clearance from any appropriate agency or department of the federal government of the United States charged with enforcing the HSR Act with respect thereto (the "HSR Clearance Date"), holders of shares of the Series A Preferred Stock shall have no voting rights. Until the HSR Clearance Date, there shall be imprinted on all certificates representing shares of Series A Preferred Stock a legend to the following effect:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE CARRY NO RIGHT TO VOTE WITH RESPECT TO ANY MATTER UNLESS AND UNTIL THE INITIAL PURCHASERS OF THESE SECURITIES FROM CARMIKE CINEMAS, INC. SHALL HAVE RECEIVED ANY NECESSARY CLEARANCE UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT"), TO HOLD VOTING SECURITIES IN CARMIKE CINEMAS, INC., AND ANY APPLICABLE WAITING PERIODS UNDER THE HSR ACT WITH RESPECT THERETO HAVE EXPIRED OR TERMINATED.

Promptly following the HSR Clearance Date, holders of certificates bearing the foregoing legend may exchange such certificates for new certificates, without legend, representing the same number of shares of Series A Preferred Stock as were represented by the certificate so exchanged, and the Corporation shall promptly issue and deliver such new certificates upon receipt of the old, which shall thereupon be canceled. The term "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of November 22, 1998 by and among the Corporation and GS Capital Partners III, L.P. and certain of its affiliates. The term "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

                  (b) From and after the HSR Clearance Date and for so long as any shares of the Series A Preferred Stock are outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock and any other series or class of Voting Stock (as defined in Section 8(e)) voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of Class A Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matters (regardless of whether such shares of Series A Preferred Stock are actually then convertible).

                  (c) From and after the HSR Clearance Date and for so long as any shares of the Series A Preferred Stock are outstanding, in addition to any vote or consent of stockholders required by law or by the Corporation's Restated Certificate of Incorporation, the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock at any time issued and outstanding, acting as a single class, given in person or by proxy at any meeting called for such purpose, shall be necessary for effecting or validating:

                                    (i)      any reclassification of the Series
         A Preferred Stock or any amendment, alteration or repeal (including as a result of a merger or consolidation involving the Corporation or otherwise by operation of law) of any of the provisions of the Restated Certificate of Incorporation of the Corporation, or any merger or consolidation involving the Corporation, in either case which adversely affects the voting powers, dividend or liquidation preference or other rights or preferences of the holders of the shares of Series A Preferred Stock; provided that any amendment to the Certificate of Incorporation affecting the relative voting, dividend, and other rights and preferences between the Class A Common Stock and the Class B Common Stock that adversely affects holders of or shares of Class A Common Stock shall be deemed to adversely affect the rights and preferences of holders of shares of Series A Preferred Stock; and provided, further, that any amendment of the provisions of the Corporation's Restated Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class of Junior Stock (other than Class B Common Stock) shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of shares of Series A Preferred Stock;

                                    (ii)     the authorization or creation of,
         or the increase in the authorized amount of, or the issuance of any shares of any class or series of Senior Stock, Parity Stock or Class B Common Stock or any security convertible into shares of any class or series of Senior Stock, Parity Stock or Class B Common Stock;

                                    (iii)    the merger or consolidation of the
         Corporation with or into any other entity, unless the resulting corporation will thereafter have no class or series of shares and no other securities either authorized or outstanding ranking prior to, or on a parity with, shares of Series A Preferred Stock in the payment of dividends or the distribution of its assets on liquidation, dissolution or winding up;

                                    (iv)     the application of any funds,
         property or assets of the Corporation or any of its subsidiaries to the purchase, redemption, sinking fund or other retirement of any shares of any class of Common Stock or other Junior Stock or Parity Stock, if the aggregate value of all of the funds, property or assets so applied, paid or distributed from the Closing Date through and including the date of the application, payment, repurchase, would exceed $50,000,000.00; and

                                    (v)      the declaration, payment or making
         of any dividend or distribution (in cash, property or obligations) in respect of any shares of any class of Common Stock or other Junior Stock or Parity Stock, other than a dividend or dividends payable solely in Common Stock or Junior Stock, if the aggregate value of all of the funds, property or assets so applied, paid or distributed from the Closing Date through and including the date of dividend or distribution would exceed the greater of (1) $10,000,000.00 and (2) $10,000,000.00 plus 50% of the Corporation's aggregate net income from the Closing Date through the calendar quarter ending prior to the declaration of such dividend or distribution (net of aggregate losses for such period and less the aggregate value of all dividends declared and all other funds, property or assets distributed in respect of any shares of class of Common Stock or other Junior Stock or Parity Stock from the Closing Date through and including the date such dividend or distribution is paid or distributed). For purposes of this subsection (v), "net income" shall be determined in accordance with generally accepted accounting principles and otherwise in a manner comparable to the manner in which net income is calculated or determined for purposes of the financial statements included in the periodic reports filed by the Corporation with the Securities and Exchange Commission prior to the Closing date.

                  (d)      In connection with any right to vote pursuant to
Section 8(c), each holder of shares of Series A Preferred Stock shall have one vote for each share held. The above notwithstanding, and subject to Section 8(b), no consent of holders of Series A Preferred shall be required for the creation of any indebtedness of any kind of the Corporation.

                  (e) The term "Voting Stock" means any class or classes of capital stock, or securities convertible into or exchangeable for any class of capital stock, of the Corporation pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of at least a majority of the Board of Directors of the Corporation, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

                  9. Sinking Fund Redemption. The shares of the Series A Preferred Stock are not subject to sinking fund requirements.

                  10. Exchange. (a) Shares of Series A Preferred Stock shall be exchangeable for Convertible Debt (as defined below), in whole but not in part, out of surplus of the Corporation legally available for such exchange, at any time and from time to time at the option of the Corporation; provided that the holders of Series A Preferred Stock at that time are reasonably satisfied that the receipt of the Convertible Debt in such exchange shall not be treated as a dividend or ordinary income to such holders. All unpaid dividends on the shares of Series A Preferred Stock, including Default Dividends and dividends accumulated from the last preceding Dividend Payment Date through the date fixed for such exchange, shall be declared and paid prior to or on the same date as the date of any exchange pursuant to this Section 10. The Corporation shall cause the Convertible Debt to be issued on and dated the date which coincides with the date of exchange of the Series A Preferred Stock.

                  (b) Any notice of any exchange of the Series A Preferred Stock given by the Corporation shall be mailed to each holder of shares of Series A Preferred Stock to be exchanged at such holder's address as it appears on the books of the Corporation. Such notice shall set forth the procedures for exchanging certificates representing Series A Preferred Stock for Convertible

Debt with a principal amount equal to 100% of the aggregate Liquidation Preference of the shares of Series A Preferred Stock being exchanged. The Corporation shall as promptly as practicable thereafter mail to each such holder a notice setting forth the procedures for exchanging certificates representing Series A Preferred Stock for Convertible Debt. Upon such exchange, the rights of the holders of Series A Preferred Stock to be exchanged as stockholders of the Corporation shall cease, and the person or persons entitled to receive the Convertible Debt issuable upon such exchange shall be treated for all purposes as the registered holder or holders of such Convertible Debt.

                  (c) The shares of Series A Preferred Stock which have been exchanged shall no longer be deemed to be outstanding and shall be retired and all rights with respect to such shares, including, without limitation, the rights, if any, to receive dividends (and interest thereon) and to receive notices and to vote or consent (except for the right of the holders to receive unpaid dividends, if any, and Convertible Debt and Common Stock, as provided herein, in exchange therefor) shall forthwith cease.

                  (d) Upon any exchange of shares of Series A Preferred Stock into Convertible Debt, as provided herein, in accordance with this
Section 10, the Corporation will pay any documentary, stamp or similar issue or transfer taxes which may be due with respect to the transfer and exchange of such exchanged shares, if any; provided, however, that if the Convertible Debt into which the shares of Series A Preferred Stock is exchangeable pursuant to this Section 10 is to be issued in the name of any person other than the holder of the shares of Series A Preferred Stock to be so exchanged, the amount of any transfer taxes (whether imposed on the Corporation, the holder or such other person) payable on account of the transfer to such person will be payable by the holder.

                  (e) Unless otherwise agreed by the Corporation and each holder of shares of Series A Preferred Stock, any shares exchanged at the Corporation's election shall be called for exchange on a pro rata basis from all holders of Series A Preferred Stock. Any exchange for which shares are called for exchange on a pro rata basis (whether or not some of such shares so called are subsequently converted pursuant to Section 6) shall comply with this
Section 10. Any fractional share of Series A Preferred Stock which would otherwise be issuable as a result of any exchange of less than all shares held shall be included in the shares exchanged.

                  (f) The Convertible Debt shall have a maturity date of the tenth anniversary of the Closing Date; a principal amount equal to the Liquidation Preference multiplied by the number of shares of Series A Preferred Stock exchanged for such Convertible Debt (and a proportionate principal amount for any fractional share exchanged); shall provide for payment of interest at the rate of 5.5% per annum (and default interest at the rate of 8.5% per annum), payable quarterly in cash; shall provide for holders thereof to have the right to put the Convertible Debt to the Corporation at 101% of principal (plus accrued interest) on the occurrence of certain "change of control" events; and shall be convertible and redeemable on terms substantially the same as those of the Series A Preferred Stock; in each case, on the terms and conditions set forth in the Convertible Debt Indenture and shall otherwise be on the terms set forth in the Convertible Debt Indenture.

                  (g) Definitions. "Convertible Debt" means the 5.5% Convertible Debentures of the Corporation issued pursuant to the Convertible Debt Indenture, as amended, modified, supplemented, restructured, replaced, extended or refinanced from time to time in accordance with the terms hereof and thereof. "Convertible Debt Indenture" means the indenture pursuant to which the Convertible Debt is to be issued, having terms in accordance with this
Section 10 and otherwise in form and substance acceptable to holders of a majority of Series A Preferred Stock immediately prior to the effectiveness of such indenture.

                  IN WITNESS WHEREOF, Carmike Cinemas, Inc. has caused this Certificate to be duly executed on its behalf by its undersigned duly authorized officer this 24th day of November 1998.

                                         CARMIKE CINEMAS, INC.



                                         By: /s/ F. Lee Champion, III
                                             ----------------------------------
                                             Name:    F. Lee Champion, III
                                             Title:   Senior Vice President